                                                                    EXHIBIT 10.1



                             DISTRIBUTION AGREEMENT

                                      among

                                ZIFF-DAVIS INC.,

                              KEY3MEDIA GROUP, INC.

                                       and

                             KEY3MEDIA EVENTS, INC.

                          dated as of August ___, 2000

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

                                    ARTICLE I
                                   DEFINITIONS

   SECTION 1.1. General......................................................1
   SECTION 1.2. Reference; Interpretation....................................6

                                   ARTICLE II
                                    COVENANTS

   SECTION 2.1. Corporate Reorganization and Other Transactions..............6
   SECTION 2.2. Credit Facility..............................................7
   SECTION 2.3. Senior Debentures............................................7
   SECTION 2.4. Repayment of Borrowings......................................7
   SECTION 2.5. Dividend to Ziff-Davis.......................................7
   SECTION 2.6. Inter-Group Obligations......................................7
   SECTION 2.7. Further Assurances...........................................8
   SECTION 2.8. Witness Services.............................................8
   SECTION 2.9. Transition Services..........................................8
   SECTION 2.10. Corporate Names; Trademarks.................................8

                                   ARTICLE III
                                  DISTRIBUTION

   SECTION 3.1. Distribution.................................................9

                                   ARTICLE IV
                         CONDITIONS TO THE DISTRIBUTION

   SECTION 4.1. Conditions to the Distribution...............................9
   SECTION 4.2. No Constraints..............................................10
   SECTION 4.3. Deferral of the Distribution Date...........................10
   SECTION 4.4. Public Notice of the Deferred Distribution Date.............11

                                    ARTICLE V
                                 INDEMNIFICATION

   SECTION 5.1. Indemnification by Ziff-Davis...............................11
   SECTION 5.2. Indemnification by Key3Media................................11
   SECTION 5.3. Procedures for Indemnification..............................11
   SECTION 5.4. Indemnification Payments....................................13

                                   ARTICLE VI
                                       TAX

   SECTION 6.1. Liability for Taxes and Related Matters.....................13
   SECTION 6.2. Transfer Taxes..............................................17
   SECTION 6.3. Information to be Provided by Key3Media.....................17

   SECTION 6.4. Payments....................................................17
   SECTION 6.5. Treatment of Intercompany Payments..........................17
   SECTION 6.6. Tax Attributes..............................................17
   SECTION 6.7. Assistance and Cooperation..................................18
   SECTION 6.8. Survival of Obligations.....................................19

                                   ARTICLE VII
                              ACCESS TO INFORMATION

   SECTION 7.1. Provision of Corporate Records..............................19
   SECTION 7.2. Access to Information.......................................19
   SECTION 7.3. Confidentiality.............................................19
   SECTION 7.4. Privileged Matters..........................................20
   SECTION 7.5. Ownership of Information....................................21
   SECTION 7.6. Retention of Records........................................21
   SECTION 7.7. Limitation of Liability; Release............................22

                                  ARTICLE VIII
                                  MISCELLANEOUS

   SECTION 8.1. Complete Agreement; Construction............................22
   SECTION 8.2. Counterparts................................................22
   SECTION 8.3. Survival of Agreements......................................22
   SECTION 8.4. Distribution Expenses.......................................22
   SECTION 8.5. Notices.....................................................23
   SECTION 8.6. Waivers.....................................................23
   SECTION 8.7. Amendments..................................................23
   SECTION 8.8. Assignment..................................................24
   SECTION 8.9. Successors and Assigns......................................24
   SECTION 8.10. Termination................................................24
   SECTION 8.11. Subsidiaries...............................................24
   SECTION 8.12. Third Party Beneficiaries..................................24
   SECTION 8.13. Title and Headings.........................................24
   SECTION 8.14. Exhibits and Schedules.....................................24
   SECTION 8.15. GOVERNING LAW..............................................24
   SECTION 8.16. Consent to Jurisdiction....................................24
   SECTION 8.17. Severability...............................................25

                             DISTRIBUTION AGREEMENT

          THIS DISTRIBUTION AGREEMENT (this "Agreement") is dated as of August
                                             ---------
__, 2000, among Ziff-Davis Inc., a Delaware corporation ("Ziff-Davis"),
                                                          ----------
Key3Media Group, Inc., a Delaware corporation ("Key3Media"), and Key3Media
                                                ---------
Events, Inc., a Delaware corporation and a wholly owned subsidiary of Ziff-Davis ("Events").
  ------

          WHEREAS, the Board of Directors of Ziff-Davis has determined that it is appropriate and desirable to dispose of all of its businesses that are not Internet-related and transform Ziff-Davis into a company focused almost exclusively on Internet-related businesses;

          WHEREAS, through its wholly owned subsidiaries listed on Exhibit A
                                                                   ---------
hereto (collectively, the "Events Subsidiaries"), Ziff-Davis is currently
                           -------------------
engaged in the businesses of producing, promoting and managing tradeshows, conferences and other events for the information technology industry (the

"Events Business");
----------------

          WHEREAS, the Board of Directors of Ziff-Davis has determined that it is appropriate and desirable to dispose of the Events Business by (i) causing all of the Event Subsidiaries other than Events to become wholly owned by Events and Key3Media, (ii) contributing all of the issued and outstanding shares of Events to Key3Media in exchange for shares of the common stock, par value $0.01 per share, of Key3Media (the "Key3Media Common Stock"), and (iii) distributing
                              ----------------------
shares of Key3Media Common Stock by dividend to the record holders of the issued and outstanding shares of Ziff-Davis Inc. -- ZD Common Stock, par value $0.01 per share, of Ziff-Davis (the "Ziff-Davis Common Stock"), at the close of
                               -----------------------business on a record date
to be determined as provided herein at the rate of one Key3Media Share for each two shares of Ziff-Davis Common Stock (the "Distribution");
                                            ------------

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1.  General. Unless otherwise defined herein or unless the
     -------
context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

               "Action" means any lawsuit or other proceeding by or before any
                ------
     court or other governmental, regulatory or administrative body.

               "Affiliate" shall have the meaning set forth in Rule 405
                ---------
     promulgated under the Securities Act as interpreted thereunder.

               "Agent" shall have the meaning set forth in Section 3.1(a) of
                -----
     this Agreement.

               "Agreement" shall mean this Distribution Agreement.
                ---------

               "Commission" shall mean the U.S.  Securities and Exchange
                ----------
     Commission.

               "Distribution" shall have the meaning set forth in the recitals
                ------------
     to this Agreement.

               "Distribution Date" shall mean such date as may be determined by
                -----------------
     the Board of Directors of Ziff-Davis, or such committee of such Board of Directors as shall be designated by the Board of Directors of Ziff-Davis, as the date as of which the Distribution shall be effected.

               "Distribution Record Date" shall mean such date as may be
                ------------------------
     determined by the Board of Directors of Ziff-Davis, or such committee of such Board of Directors as shall be designated by the Board of Directors of Ziff-Davis, as the record date for the Distribution.

               "Effective Time" shall mean 5:00 p.m., New York City time, on the
                --------------
     Distribution Date.

               "Event Subsidiaries" shall have the meaning set forth in the
                ------------------
     Recitals to this Agreement.

               "Event Businesses" shall have the meaning assigned to it in the
                ----------------
     Recitals to this Agreement.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
     amended, together with the rules and regulations promulgated thereunder.

               "Financings" shall have the meaning set forth in Section 2.4.
                ----------

               "Governmental Authority" shall mean any federal, state, local,
                ----------------------
     foreign or international court, government, department, commission, board, bureau, agency, official, the NYSE, the NASD or other regulatory, administrative or governmental authority.

               "Income Taxes" means all federal, state, local or foreign income,
                ------------
     franchise or similar taxes imposed on or measured by (i) net income or (ii) capital, where the taxing jurisdiction (A) taxes capital in lieu of net income, (B) taxes capital in addition to net income or (C) imposes a tax on capital as a minimum tax where there is no net income, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

               "Income Tax Returns" means all reports, forms, filings,
                ------------------
     information returns or other documents required to be filed with respect to Income Taxes and all schedules or statements required to be filed therewith, including without limitation any amended returns, and any documents with respect to or accompanying payments of estimated Income Taxes.

               "Income Tax Returns Supporting Documentation" means all
                -------------------------------------------
     supporting documentation, forms, filings, questionnaires, disclosure schedules, schedules of Income Tax attributes, workpapers, calculations of any limitations on availability of any Income Tax benefit or attribute, and information returns.

               "Indemnified Party" shall have the meaning set forth in Section
                -----------------
     5.3(a) of this Agreement.

               "Indemnifying Party" shall have the meaning set forth in Section
                ------------------
     5.3(a) of this Agreement.

               "Key3Media" shall have the meaning set forth in the preamble to
                ---------
     this Agreement.

               "Key3Media Common Stock" shall have the meaning set forth in the
                ----------------------
     Recitals to this Agreement.

               "Key3Media Group" shall mean Key3Media and the Events
                ---------------
     Subsidiaries.

               "Key3Media Indemnitees" shall mean:
                ---------------------

               (i) Key3Media and each of the Events Subsidiaries; and

               (ii) each of the respective past, present and future directors, officers, members, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, members, employees and agents.

               "Key3Media Shares" shall have the meaning set forth in Section
                ----------------
     2.1(a) to this Agreement.

               "Law" shall mean all laws, statutes and ordinances and all
                ---
     regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

               "Liabilities" shall mean any and all debts, liabilities,
                -----------
     obligations, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law (including any environmental laws), Action, threatened

     Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

               "NASD" shall mean the National Association of Securities Dealers.
                ----

               "Notices" shall have the meaning set forth in Section 8.5 of this
                -------
     Agreement.

               "NYSE" shall mean the New York Stock Exchange, Inc.
                ----

               "Person" shall mean any natural person, corporation, business
                ------
     trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

               "Pro-Forma Income Tax Return" means a draft Income Tax Return
                ---------------------------
     indicating the liability of Key3Media for an Income Tax period, it being understood by the parties to this Agreement that each such draft shall substantially reflect such liability of Key3Media as reported on the Income Tax Return ultimately filed for such period by the Ziff-Davis Group (including for this purpose members of the Key3Media Group).

               "Records" shall have the meaning set forth in Section 7.1 of this
                -------
     Agreement.

               "Registration Rights Agreement" shall mean the Registration
                -----------------------------
     Rights Agreement by and between SOFTBANK Corp. and Key3Media, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit B.
                             ---------

               "Registration Statements" shall mean, collectively, the
                -----------------------
     Registration Statement on Form S-1, File No. 333-36828, relating to the Distribution filed by Key3Media with the Commission under the Securities Act and the Registration Statement on Form 10 relating to the Key3Media Common Stock filed by Key3Media with the Commission under the Exchange Act, in each case in the form declared effective by the Commission.

               "Representative" shall mean, with respect to any Person, the
                --------------
     directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives of such Person and its Subsidiaries.

               "Securities Act" shall mean the Securities Act of 1933, as
                --------------
     amended, together with the rules and regulations promulgated thereunder.

               "Subsidiary" shall mean, with respect to any specified Person,
                ----------
     any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote generally in the election of members to the board of directors or similar governing body.

               "Taxes" means all federal, state, local or foreign, property
                -----
     (real or personal), production, sales, use, value added, license, excise, franchise, transfer, gains, mortgage recording, transportation, employment, occupation, pension plan, Social Security, payroll withholding, withholding or similar taxes imposed on the properties or other assets of the relevant entity, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

               "Tax Returns" means all reports and returns required to be filed
                -----------
     with respect to or including the Taxes of the relevant member or members of the Key3Media Group.

               "Unclaimed Property" shall have the meaning set forth in Section
                ------------------
     3.1(c).

               "ZD Intellectual Property" shall have the meaning set forth in
                ------------------------
     Section 2.10(a) of this Agreement.

               "Ziff-Davis" shall have the meaning set forth in the preamble to
                ----------
     this Agreement.

               "Ziff-Davis Businesses" shall mean, collectively, each and every
                ---------------------
     business conducted at any time by Ziff-Davis or any of its Subsidiaries other than the Events Businesses.

               "Ziff-Davis Common Stock" shall have the meaning set forth in the
                -----------------------
     Recitals to this Agreement.

               "Ziff-Davis Group" shall mean Ziff-Davis and each Person that is
                ----------------
     a Subsidiary of Ziff-Davis other than members of the Key3Media Group.

               "Ziff-Davis Indemnitee" shall mean:
                ---------------------

               (i) Ziff-Davis and each Affiliate thereof; and

               (ii) each of the respective past, present and future directors, officers, members, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, members, employees and agents, except in the case of clauses
          (i) and (ii), the Key3Media Indemnitees.

     SECTION 1.2.    Reference; Interpretation. References in this Agreement
                     -------------------------
to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. This Agreement shall not be construed against either party as the principal draftsperson hereof.

                                   ARTICLE II

                                    COVENANTS

     SECTION 2.1.    Corporate Reorganization and Other Transactions.
                     -----------------------------------------------

     (a) Corporate Reorganization. On or prior to the Distribution Date,
         ------------------------
Ziff-Davis shall transfer or cause to be transferred to Events all of the issued and outstanding shares of the capital stock of, or other equity interests in, each of the Events Subsidiaries other than Events (other than those held by individuals or to be transferred to Key3Media pursuant to the next sentence). Thereafter, and on or prior to the Distribution Date, Ziff-Davis shall transfer or cause to be transferred to Key3Media all of the issued and outstanding shares of capital stock of, or other equity interests in, Events and the remaining shares it owns in the Event Subsidiaries other than Events and in consideration of such transfers Key3Media shall issue and deliver to Ziff-Davis a certificate registered in the name of Ziff- Davis representing the number of shares of Key3Media Common Stock equal to one-half of the total number of issued and outstanding shares of Ziff-Davis Common Stock held of record at the close of business on the Distribution Record Date (the "Key3Media Shares"). Key3Media
                                               ----------------
hereby represents and warrants that each Key3Media Share will be validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights.

     (b) Charter and Bylaws. On or prior to the Distribution Date, Key3Media and
         ------------------
Ziff-Davis shall have taken all necessary actions to provide for the adoption of the form of Restated Certificate of Incorporation and Bylaws in substantially the form filed by Key3Media with the Commission as exhibits to the Registration Statements.

     (c) Directors. On or prior to the Distribution Date, Ziff-Davis and
         ---------
Key3Media shall have taken all necessary action to cause the Board of Directors of Key3Media to consist of the individuals identified as directors of Key3Media in the Registration Statements.

     (d) Election of Officers. On or prior to the Distribution Date, Key3Media
         --------------------
shall take all actions necessary and desirable so that as of the Distribution Date the officers of Key3Media will be as set forth in the Registration Statements.

     (e) State Securities Laws. Prior to the Distribution Date, Ziff-Davis and
         ---------------------
Key3Media shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

     (f) Listing Application. Prior to the Distribution Date, Ziff-Davis and
         -------------------
Key3Media shall prepare and file with the NYSE a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list the Key3Media Common Stock on or prior to the Distribution Date, subject to official notice of issuance.

     (g) Notice to NYSE. Ziff-Davis shall give the NYSE not less than ten days
         --------------
advance notice of the Distribution Record Date in compliance with Rule 10b- 17 under the Exchange Act.

     (h) Other Transactions. On or prior to the Distribution Date, the parties
         ------------------
hereto shall have consummated those other transactions in connection with the Distribution that are contemplated by the Registration Statements and not specifically referred to in this Section 2.1.

     SECTION 2.2.   Credit Facility.  On or prior to the Distribution Date,
                    ---------------
Events will (i) enter into a credit facility with one or more financial institutions, (ii) make term loan borrowings thereunder in an aggregate principal amount of $330 million and (iii) after deducting the fees payable to the lenders in connection with such borrowings, receive aggregate net proceeds from these borrowings of $323,235,000. The terms of such credit facilities shall be as described in the Registration Statements.

     SECTION 2.3.   Senior Debentures.  On or prior to the Distribution Date,
                    -----------------
Key3Media will issue and sell zero coupon senior debentures with an aggregate initial principal amount of $75 million and warrants to purchase Key3Media Common Stock and will receive aggregate net proceeds from such sale of $72,937,500. The terms of such debentures and warrants shall be as described in the Registration Statements. Promptly after it receives such net proceeds and the net proceeds of the offering, Key3Media shall contribute all but $47.498 million of such combined net proceeds to Events.

     SECTION 2.4.    Repayment of Borrowings.  On or prior to the Distribution
                     -----------------------
Date, but after receiving the net proceeds (or portion thereof) of the financings described in Sections 2.2 and 2.3 (collectively, the "Financings"),
                                                                 ----------
Events shall repay (i) the $150 million that it borrowed under the 364 Day Revolving Credit Agreement, dated April 13, 2000 and (ii) the $232,002,000 it owes to Ziff-Davis.

     SECTION 2.5.    Dividend to Ziff-Davis.  On or prior to the Distribution
                     ----------------------
Date but after the reorganization required by Section 2.1(a), Events shall dividend to Key3Media, and thereafter Key3Media shall dividend to Ziff-Davis, $42,998,000.

     SECTION 2.6.    Inter-Group Obligations.  The parties shall forgive
                     -----------------------
without consideration at the Effective Time (but after the repayment pursuant to Section 2.4) any and all amounts owing between any member of the Key3Media Group and any member of the Ziff-Davis Group other than those arising under this Agreement, and each of the parties agrees to indemnify and hold the other harmless from and against any such liabilities after the Effective Time.

     SECTION 2.7.    Further Assurances.  In case at any time after the
                     ------------------
Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement shall take all such necessary action.

     SECTION 2.8.    Witness Services.  At all times from and after the
                     ----------------
Distribution Date, each of Ziff-Davis and Key3Media shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its Representatives as witnesses to the extent that (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party from time to time be involved and (b) there is no conflict in the Action between the requesting party and the other party. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

     SECTION 2.9.    Transition Services.  After the Distribution Date, if
                     -------------------
Key3Media requests that Ziff-Davis provide it with any transition services reasonably required by Key3Media, the parties will consult in good faith to determine whether Ziff-Davis can reasonably provide such services and the basis on which such services, if any, will be provided.

     SECTION 2.10.    Corporate Names; Trademarks.  The parties agree that:
                      ---------------------------

     (a) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, Key3Media will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any property or premises of or used by any member of the Key3Media Group which refer or pertain to Ziff-Davis or which include the Ziff-Davis name, logo or other trademark (including but not limited to "Ziff-Davis" or "ZD" any similar marks or any derivatives thereof) or other Ziff-Davis intellectual property (the "ZD Intellectual Property"); and
                                       ------------------------

     (b) as soon as is reasonably practicable after the Distribution Date but in any event within six months thereafter, Key3Media will, and will cause its Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind that are to be used by Key3Media after the Effective Time, all references to any of the ZD Intellectual Property (except that Key3Media shall not be required to take any such action with respect to materials in the possession of customers or to transactions currently in progress).

                                  ARTICLE III

                                  DISTRIBUTION

     SECTION 3.1.    Distribution.  Subject to the conditions set forth in
                     ------------
Article IV:

     (a) On or prior to the Distribution Date, Ziff-Davis shall deliver to Key3Media's stock transfer agent (the "Agent") the share certificate or
                                       -----
certificates representing the Key3Media Shares duly endorsed by Ziff-Davis in blank, for the benefit of the record holders of Ziff-Davis Common Stock as of the Distribution Record Date, and Ziff-Davis shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, certificates representing such Key3Media Shares to such record holders as contemplated by the Registration Statements and this Agreement. Key3Media shall provide any share certificates or other documentation that the Agent shall reasonably require in order to effect the Distribution.

     (b) No fractional shares of Key3Media Common Stock will be issued in the Distribution; instead the Agent will aggregate all fractional shares to which all the record holders of ZD Common Stock would otherwise be entitled into whole shares and will sell the whole shares in the open market at then prevailing prices as soon as practicable after the Distribution Date on behalf of such holders. The Agent will distribute to each such holder such holder's ratable share of the proceeds of such sale, net of brokerage commissions and other expenses incurred in such sales, as soon as practicable after the Distribution Date.

     (c) The Agent shall return to Ziff-Davis any Key3Media Shares, cash in lieu of fractional shares and/or dividends or distributions with respect to the Key3Media Shares that remain unclaimed by stockholders 180 days after the Distribution Date ("Unclaimed Property") and thereafter such stockholders shall
                    ------------------
look only to Ziff-Davis for such Unclaimed Property, subject to applicable escheat or other abandoned property laws.

     (d) Solely for purposes of computing fractional share interests, the beneficial owner of shares of Ziff-Davis Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.

                                   ARTICLE IV

                         CONDITIONS TO THE DISTRIBUTION

     SECTION 4.1.    Conditions to the Distribution.  The obligations of the
                     ------------------------------
parties hereto to consummate the Distribution are subject to the satisfaction or waiver of each of the following conditions:

     (a)  Covenants.  Each of Ziff-Davis and Key3Media shall have taken in all
          ---------
material respects the actions required to be taken by it under this Agreement prior to the Distribution;

     (b)  Listing of Key3Media Common Stock.  The Key3Media Common Stock shall
          ---------------------------------
have been approved for listing on the NYSE, subject to official notice of issuance;

     (c)  Effectiveness of Registration Statements.  Each of the Registration
          ----------------------------------------
Statements shall been filed with the SEC and shall each have become effective, and no stop order with respect to either of them shall be in effect;

     (d)  Governmental Authorizations.  All material authorizations, consents,
          ---------------------------
approvals and clearances of federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on the ability of Ziff-Davis or Key3Media to perform its obligations under this Agreement and all statutory requirements for such valid consummation shall have been fulfilled;

     (e)  No Stop Orders.  No preliminary or permanent injunction or other
          --------------
order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the consummation of this Agreement or the Distribution;

     (f)  Execution and Delivery of Certain Agreements.  SOFTBANK Corp. and
          --------------------------------------------
Key3Media shall have executed and delivered the Registration Rights Agreement and SOFTBANK Corp. shall have executed and delivered a Lock-Up Agreement in substantially the form attached hereto as Exhibit C;


     (g)  Financings. Key3Media and Events shall have received the proceeds of
          ----------
the Financings and shall have made the contributions or loans, repayments and dividends specified in Article II; and

     (h)  Instructions to Agent.  An officer of Ziff-Davis shall have
          ---------------------
instructed the Agent to make the Distribution effective.

     SECTION 4.2.    No Constraints.  Notwithstanding the provisions of
                     --------------
Section 4.1, the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not in any way limit Ziff-Davis' right and power under Section 8.10 to terminate this Agreement and the process leading to the Distribution and to abandon the Distribution or alter the consequences of any such termination under Section 8.10 from those specified in such Section.

     SECTION 4.3.    Deferral of the Distribution Date.  If the Distribution
                     ---------------------------------
Date shall have been established by the board of directors of Ziff-Davis but all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or Ziff-Davis does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, the Distribution shall not occur at the time established and Ziff-Davis may, by resolution of its board of directors (or a committee thereof, so authorized), defer the Distribution Date to a later date. Subject to its right to terminate this Agreement, Ziff-Davis shall cause the Distribution to occur as promptly as is reasonably practicable.

     SECTION 4.4.    Public Notice of the Deferred Distribution Date. If the
                     -----------------------------------------------
Distribution Date is deferred in accordance with Section 4.3 and public announcement of the prior Distribution Date has theretofore been made, Ziff-Davis shall promptly thereafter issue a public announcement with respect to such deferment and shall take such other actions as may be required by law or deemed necessary or desirable with respect to the dissemination of such information. Prior to any such public announcement, Ziff-Davis shall consult with Key3Media concerning the content thereof.

                                   ARTICLE V

                                 INDEMNIFICATION

     SECTION 5.1.    Indemnification by Ziff-Davis.  Ziff-Davis shall indemnify
                     -----------------------------
and hold harmless the Key3Media Indemnitees from and against any and all third-party claims that arise out of or result from (i) the Ziff-Davis Businesses, (ii) the litigation listed on Schedule 5.1 or any shareholder
                                          ------------
derivative suits relating to or arising out of the Distribution or the restructuring contemplated hereby, (iii) misstatements in or omissions from the Registration Statements that relate to the Ziff-Davis Group or the Distribution,
(iv) Unclaimed Property, (v) the Distribution, except for those relating to the Financings or described in clause (iii) of Section 5.2, (vi) any failure of the ZD Retirement & Savings Plan to be fully funded as of the Distribution Date or
(vii) any breach of this agreement. Notwithstanding the foregoing, in no event shall Ziff-Davis be required to indemnify and hold harmless Jason Chudnofsky under this Agreement from and against any liabilities arising out of any derivative suits or claims brought against him in his role as a director of Ziff-Davis.

     SECTION 5.2.    Indemnification by Key3Media.  Key3Media shall indemnify
                     ----------------------------
and hold harmless the Ziff-Davis Indemnitees from and against any and all third-party claims to the extent they arise out of or result from (i) the Events Business, (ii) the litigation listed on Schedule 5.2, (iii) misstatements in or
                                        ------------
omissions from the Registration Statements that relate to the Key3Media Group, the Financings, or the offering described in the Registration Statement or (iv) any breach of this agreement.

     SECTION 5.3.    Procedures for Indemnification.
                     ------------------------------

     (a)  Third-Party Claims.  If a third-party claim is made against a
          ------------------
Key3Media Indemnitee or a Ziff-Davis Indemnitee (each, an "Indemnified Party")
                                                           -----------------
as to which such Indemnified Party is entitled to indemnification pursuant to this Agreement, such Indemnified Party shall notify the party which is or may be required pursuant to Section 5.1 or Section 5.2 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail
                      ------------------
(to the extent available), of the third-party claim promptly (and in any event within 15 Business Days) after receipt by such Indemnified Party of written notice of the third-party claim; provided, however, that failure to give such notification shall not affect the Indemnifying Party's indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure; and provided,
                                                               --------
further, that the Indemnifying Party shall not be liable for any expenses
-------
incurred during the period in which the Indemnified Party failed to give such notice. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within ten Business Days) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third-party claim.

          If a third-party claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. If the Indemnifying Party elects to assume the defense of a third-party claim and notifies the Indemnified Party of such election in writing, the Indemnifying Party shall thereafter not be liable to the Indemnified Party for legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party shall have the
                 --------  -------
right to employ counsel to represent such Indemnified Party if, in such Indemnified Party's reasonable judgment, a conflict of interest between such Indemnified Party and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of one separate counsel for all the Indemnified Parties party to such claim shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof with separate counsel retained by it at its own expense (subject to the proviso of the preceding sentence), it being understood and agreed, however, that the Indemnifying Party and its counsel shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party during any period after the Indemnified Party shall have given written notice to the Indemnifying Party of such third party claim and before the Indemnifying Party shall have assumed the defense thereof. If the Indemnifying Party so elects to assume the defense of any third-party claim, all of the Indemnified Parties shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party; provided that the Indemnifying Party shall reimburse the Indemnified Parties for
--------
all of out-of-pocket expenses they incur in so cooperating.

          In no event will any Indemnified Party admit any liability with respect to, or settle, compromise or discharge, any third-party claim for which it is entitled to indemnity hereunder without the Indemnifying Party's prior written consent; provided, however, that the Indemnified Party shall have the
                 --------  -------
right to settle, compromise or discharge such third-party claim without the consent of the Indemnifying Party if the Indemnified Party releases the Indemnifying Party from its indemnification obligation hereunder with respect to such third-party claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. The Indemnified Party will agree to any settlement, compromise or discharge of a third-party claim that the Indemnifying Party may recommend and that (i) by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such third-party claim, (ii) does not contain any admission of guilt or fault on the part of the Indemnified Party, (iii) releases the Indemnified Party completely in connection with such third-party claim and (iv) would not otherwise adversely affect the Indemnified Party. If an Indemnifying Party elects not to assume the defense of a third-party claim, such Indemnified Party may compromise, settle or defend such third-party claim.

          Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any third-party claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such third-party claim) if the third-party claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the third-party claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     (b) In the event of payment by an Indemnifying Party to any Indemnified Party in connection with any third-party claim, then to the extent of such payment such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such third-party claim against any claimant or plaintiff asserting such third-party claim. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (c) The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 5.4. Indemnification Payments.  (a)  Indemnification required by
                  ------------------------
this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     (b) The amount of any claim by an Indemnified Party under this Agreement shall be reduced to reflect any actual tax savings received by any Indemnified Party that result from the Indemnifiable Losses that gave rise to such indemnity.

                                   ARTICLE VI

                                       TAX

     SECTION 6.1.    Liability for Taxes and Related Matters
                     ---------------------------------------

     (a)  Liability for Taxes.  Ziff-Davis shall be liable for, shall indemnify
          -------------------
and hold Key3Media harmless from and against, and shall make payment of (i) any Income Tax imposed on any member of the Ziff-Davis Group and the Key3Media Group attributable to any Income Tax period ending prior to or on the Distribution Date (the "Pre-Distribution Period"), (ii) any Income Taxes for a
           -----------------------
Pre-Distribution Period resulting from or attributable to transactions described in this Distribution Agreement, including, without limitation, the distribution of the Key3Media stock in the Distribution, (iii) any Income Taxes for which any member of the Key3Media Group is or may be liable as a result of being affiliated with the Ziff-Davis Group or any prior affiliated group under Treasury Regulation Section 1502-6 or any similar provision of foreign, state, local law or under a transferee liability or similar theory, (iv) with respect to any Income Tax periods that begin before but end after the Distribution Date, Income Taxes imposed for the portion of such periods that are deemed to close on the Distribution Date pursuant to Section 6.1(c), (v) any payroll, Social Security, Medicare, unemployment, pension or similar state, local or foreign Taxes attributable to any Pre-Distribution Period for which the Ziff-Davis Group processed the payroll for the Key3Media Group, except to the extent such liability of the Ziff- Davis Group is attributable to information provided to the Ziff-Davis Group by Key3Media, and (vi) any foreign Tax attributable to any Pre-Distribution Period. Ziff-Davis shall be entitled to any refund of (x) Income Taxes received by the Key3Media Group attributable to any Pre-Distribution Period and any portion of the periods for which Ziff-Davis is liable under this Section 6.1(a)(i), (ii), (iii) and (iv), and (y) other Taxes for which Ziff-Davis is liable under Section 6.1(a)(v) or (vi).

     (b) Key3Media shall be liable for, shall indemnify and hold Ziff-Davis harmless from and against and shall make payments of (i) the Income Taxes of all members of the Key3Media Group for any taxable year or period that begins on the day after the Distribution Date and, with respect to any taxable year or period beginning before and ending after the Distribution Date, the portion of such taxable year beginning on the day after the Distribution Date and (ii) the Taxes of all members of the Key3Media Group for any period, other than any Taxes for which Ziff-Davis is liable under Section 6.1(a)(v)-(vi). Key3Media shall be entitled to any refund of Taxes and Income Taxes of all members of the Key3Media Group received for such periods except for any Income Taxes or Taxes for which Ziff-Davis is liable under Section 6.1(a)(i)-(vi).

     (c) Taxes for Short Taxable Year. For purposes of determining the liability
         ----------------------------
for Income Taxes of the Ziff-Davis Group and Key3Media with respect to any Income Tax periods or years that begin before the Distribution Date but do not end on the Distribution Date, there shall be deemed to be a short Income Tax period closing on the Distribution Date and another short Income Tax period beginning on the day immediately following the Distribution Date. Any items of income, deductions, expenditures and Income Tax attributes shall be allocated between these two short Income Tax periods on the basis of the closing of the books method as of the end of the day at the Distribution Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on the basis of the number of days in the applicable period that elapsed through the Distribution Date. The Ziff-Davis Group shall be liable for any Income Taxes attributable to the short Income Tax period deemed to close on the Distribution Date, and Key3Media shall be liable for any Income Taxes attributable to the short Income Tax period beginning on the day immediately following the Distribution Date.

     (d) Refunds from Carrybacks. Key3Media shall, if permissible under
         -----------------------
applicable law, make the election under Treasury Regulations Section 1.1502-21(b)(3)(i) or comparable provisions of state, local or foreign law to relinquish the carryback period for any post-Distribution Date net operating losses or other Income Tax attributes. To the extent such an election is not permissible, the parties agree to cooperate in the filing of a refund claim and to allocate the benefits of any such carryback on an equitable basis.

     (e)  Tax Returns.
          -----------

               (i) Ziff-Davis shall file or cause to be filed when due all Income Tax Returns that are required to be filed by or with respect to any member of the Key3Media Group for Pre-Distribution Periods and shall pay all Income Taxes due with respect to such Income Tax Returns.

               (ii) With respect to the Income Tax Returns for Income Tax periods ending in 1999, Ziff-Davis shall provide Key3Media with a draft of the Income Tax Returns (or in the case of a consolidated, combined or unitary Income Tax Return, a Pro-Forma Income Tax Return) together with any relevant Income Tax Returns Supporting Documentation, with respect to Key3Media as soon as practicable prior to the due date for filing of Ziff Davis's 1999 consolidated federal Income Tax Return. Ziff-Davis will consult in good faith with Key3Media with respect to any comments and suggestions made by Key3Media with respect to such Income Tax Returns. The parties shall attempt to resolve in good faith any disagreement or dispute with respect to any disputed items. The ultimate resolution of any disputed items will be determined by Ziff-Davis in its sole and absolute discretion.

               (iii) With respect to the Income Tax Returns for Income Tax periods ending after December 31, 1999 but before the Distribution Date, Ziff-Davis shall provide Key3Media with a draft of a Pro-Forma Income Tax Return and any relevant Income Tax Returns Supporting Documentation with respect to Key3Media as soon as practicable but no later than August 15, 2001. Ziff-Davis will consult in good faith with Key3Media with respect to any comments and suggestions made by Key3Media with respect to such Income Tax Returns. The parties shall attempt to resolve in good faith any disagreement or dispute with respect to any disputed items. The ultimate resolution of any disputed items will be determined by Ziff-Davis in its sole and absolute discretion.

               (iv) Key3Media shall file or cause to be filed any Income Tax Returns (other than consolidated, combined or unitary Income Tax Returns that include Income Taxes of Key3Media and Ziff-Davis) due that are required to be filed by or with respect to the Key3Media Group for any Income Tax periods ending after the Distribution Date and pay any Income Taxes due. With respect to such Income Tax Returns for Tax periods ending in 2000 for which Ziff-Davis may be liable under Section 6.1(a) (i.e. to which Section 6.1(c) applies), Key3Media shall provide Ziff-Davis with a draft of any Income Tax Returns for such periods at least seventy-five (75) days prior to the due date for filing of any such Tax Returns. Key3Media will consult in good faith with Ziff-Davis with respect to any comments and suggestions made by Ziff-Davis with respect to such Income Tax Returns. The parties shall attempt to resolve in good faith any disagreement or dispute with respect to any disputed items. The ultimate resolution of any disputed items will be determined by Key3Media in its sole and absolute discretion.

          (f) Contest Provisions.
              ------------------

          Key3Media shall promptly notify Ziff-Davis in writing upon receipt by Key3Media or any of its affiliates of notice of any pending or threatened audits or assessments which may affect the Tax or Income Tax liabilities of any member of the Key3Media Group for which Ziff-Davis would be required to indemnify Key3Media pursuant to Section 6.1(a), provided that failure to comply with this provision shall not affect Key3Media's right to indemnification hereunder unless Ziff-Davis is prejudiced thereby. Ziff-Davis shall promptly notify Key3Media in writing of any pending or threatened Income Tax or Tax audit or controversy that could affect any member of the Key3Media Group for any Pre-Distribution Period, provided that failure to comply with this provision shall not require Ziff-Davis to indemnify Key3Media for the effects of such failure unless Key3Media is prejudiced by the failure of Ziff-Davis to notify Key3Media. Ziff-Davis shall have the sole right to represent any member of the Key3Media Group's interests in any Income Tax or Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Distribution Date, to employ counsel of its choice at its expense and to settle any such audit or proceeding in its sole and absolute discretion; provided, however, that Ziff-Davis shall consult in good faith with Key3Media with respect to any comments and suggestions made in this regard by Key3Media.

          Ziff-Davis shall be entitled to participate at its expense in the defense of any claim for Income Taxes or Taxes for a year or period ending after the Distribution Date which may be the subject of indemnification by Ziff-Davis pursuant to Section 6.1(a) and, with the written consent of Key3Media, and at its sole expense, may assume the entire defense of such Income Tax or Tax claim. Key3Media may not agree to settle any Income Tax or Tax claim for the portion of the year or period ending on the Distribution Date which may be the subject of indemnification by Ziff-Davis under Section 6.1(a) without the prior written consent of Ziff-Davis, which consent shall not be unreasonably withheld.

     (g) Termination of Tax Allocation Agreements. Any tax allocation or sharing
         ----------------------------------------
agreement or arrangement, whether or not written, that may have been entered into by Ziff-Davis or any member of the Ziff-Davis Group and any member of the Key3Media Group shall be terminated as to each member of the Key3Media Group as of the Distribution Date, and no payments which are owed by or to the Key3Media Group pursuant thereto shall be made thereunder.

     SECTION 6.2.    Transfer Taxes.  Ziff-Davis shall hold Key3Media harmless,
                     --------------
shall indemnify Key3Media, and shall pay any and all Taxes arising with respect to or as a result of any transfer of property (including stock) under the Distribution Agreement or the distribution of the Key3Media stock pursuant to the Distribution Agreement.

     SECTION 6.3.    Information to be Provided by Key3Media.  With respect to
                     ---------------------------------------
the taxable year of Ziff-Davis ending December 31, 1999 and the period in 2000 prior to the Distribution Date, Key3Media shall promptly prepare or cause to be prepared and provide to Ziff-Davis a package of Income Tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the members of the Key3Media Group. Key3Media shall cause the Tax Package for the taxable year of Ziff-Davis ending December 31, 1999 to be delivered no later than forty-five (45) days before the due date for the Ziff-Davis Federal Income Tax Return required to be filed for that period, and shall cause the Tax Package for the portion of the taxable period ending on the Distribution Date to be delivered to Ziff-Davis within one-hundred and fifty (150) days after the Distribution Date.

     SECTION 6.4.    Payments.  Failure to make any payment required under this
                     --------
Agreement will result in the accrual of interest on such amount due. Any interest payment required hereunder shall be calculated from the date of the failure to make any payments required under this Agreement, at the rate used by the Internal Revenue Service (the "IRS"), any foreign, state, or local tax authority, as applicable, in computing the interest payable by it or to it. Unless otherwise provided, all payments required to be made under this Agreement from one party to another shall be made within thirty (30) days after the event which gives rise to the requirement for payment occurs.

     SECTION 6.5.    Treatment of Intercompany Payments.  To the extent that
                     ----------------------------------
any payments are made between Key3Media and Ziff-Davis pursuant to this Agreement, for purposes of Income Tax treatment, such payments to Ziff-Davis by Key3Media shall be treated as a distribution under Section 301 of the Code by Key3Media to Ziff-Davis at a time when the two corporations filed a consolidated federal Income Tax return, and such payments by Ziff-Davis to Key3Media shall be treated as a nontaxable contribution by Ziff-Davis to the capital of Key3Media immediately prior to the Distribution Date.

     SECTION 6.6.    Tax Attributes.  The Ziff-Davis Group shall be entitled
                     --------------
to the benefits of any net operating losses or other Income Tax attributes generated by Key3Media while a member of the Ziff-Davis Group that can be utilized by the Ziff-Davis Group in any Income Tax periods prior to and including the Income Tax period which includes the Distribution Date. Key3Media will not be compensated for use of any such Income Tax attributes by the Ziff-Davis Group. To the extent such net operating losses and Income Tax attributes are not absorbed by the Ziff-Davis Group, Key3Media shall be entitled to carry forward to any post-Distribution Income Tax periods any net operating loss or other Income Tax attributes generated while any of the Key3Media Entities had been a member of the Ziff-Davis

Group and which are properly allocated to Key3Media under Treasury Regulation
Section 1.1502-21(b) or other provisions of the Regulations or comparable state, local or foreign law.

     SECTION 6.7.    Assistance and Cooperation.  After the Distribution Date,
                     --------------------------
     (a) each of Ziff-Davis and Key3Media shall:

             (i) reasonably assist (and cause their respective affiliates to reasonably assist) the other party in preparing any Tax Returns, Income Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article VI;

             (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns or Income Tax Returns of any member of the Key3Media Group;

             (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes or Income Tax of any member of the Key3Media Group or any member of the Key3Media Group while a direct or indirect subsidiary of Ziff-Davis;

             (iv) provide timely notice to the other in writing of any pending or threatened Tax or Income Tax audits or assessments of the Key3Media Group or any member of the Key3Media Group while a direct or indirect subsidiary of Ziff-Davis for taxable periods for which the other party may have a liability under this Article VI;

             (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax or Income Tax audit or information request with respect to any such taxable period; and

     (b) Ziff-Davis shall prepare and deliver to Key3Media and an independent accounting firm of national standing appointed by Key3Media that is reasonably satisfactory to Ziff-Davis as soon as practicable but not later than August 15, 2001, a schedule of all Income Tax attributes than can be carried forward and a calculation of all limitations on any Income Tax-related deductions or credits. Key3Media and such accounting firm shall be entitled to review such schedule and calculation, and shall notify Ziff-Davis of any comments or suggestions relating thereto no later than 15 days after receipt of such schedule and calculation. Ziff-Davis will consult in good faith with Key3Media and such accounting firm with respect to any such comments and suggestions. Ziff-Davis will provide such accounting firm (but not Key3Media) with all information reasonably requested by such accounting firm in order for it to review such schedule and calculation or perform any additional calculations that it deems necessary, at any time after delivery of such schedule and calculation. Such accounting firm shall not disclose any information received with respect to the Tax Returns, Income Tax Returns or Income Tax Returns Supporting Documentation of any member of the Ziff-Davis Group to any other person, including Key3Media; and

     (c) Ziff-Davis shall promptly notify Key3Media of (i) any event that may adversely affect any post Distribution Income Tax Return or Tax Return of the Key3Media Group, (ii) any recalculation of Income Tax attributes or benefits for any Pre-Distribution Period that were previously allocated to Key3Media pursuant to Section 6.6 and carried forward to a post-distribution period, and (iii) the intention to file any amended Income Tax Return or Tax Return for any Pre-Distribution Period that may affect any member of the Key3Media Group, and shall provide Key3Media with such information that is required by Key3Media to accurately prepare all Tax Returns and Income Tax Returns (including amendments thereto) for any post-Distribution period.

     SECTION 6.8.    Survival of Obligations.  The obligations of the parties
                     -----------------------
set forth in this Article VI shall be unconditional and absolute and shall remain in effect without limitation as to time.

                                  ARTICLE VII

                              ACCESS TO INFORMATION

     SECTION 7.1.    Provision of Corporate Records.
                     ------------------------------

     (a) After the date hereof, upon the prior written request by Key3Media for specific and identified agreements, documents, books, records or files (collectively, "Records") in the possession or control of any member of the
                -------
Ziff-Davis Group which relate to Key3Media or the conduct of the Events Business prior to the Effective Time, Ziff-Davis shall arrange, as soon as reasonably practicable following the receipt of such request, to provide the originals of any such Records not already in the possession or control of a member of the Key3Media Group (or, if it would be burdensome for Ziff-Davis to provide the originals, copies thereof).

     (b) After the date hereof, upon the prior written request by Ziff-Davis for specific and identified Records in the possession or control of any member of the Key3Media Group which relate to the Ziff-Davis Group or the conduct of the Ziff-Davis Business prior to the Effective Time, Key3Media shall arrange, as soon as reasonably practicable following the receipt of such request, to provide the originals of any such Records not already in the possession or control of a member of the Ziff-Davis Group (or, if it would be burdensome for Key3Media to provide the originals, copies thereof).

     SECTION 7.2.    Access to Information.  From and after the date hereof,
                     ---------------------
each of Ziff-Davis and Key3Media shall afford to the other and its authorized Representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to such other party or the conduct of its business prior to the Effective Time or is necessary to conduct such other party's business after the Effective Time.

     SECTION 7.3.   Confidentiality.  Neither (a) Ziff-Davis nor any of its
                    ---------------
Subsidiaries nor (b) Key3Media nor any of its Subsidiaries shall use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its Representatives to keep, confidential all information concerning the other party and its Subsidiaries in its possession, its custody or under its control (except to the extent that (i) such information has become publicly available through no fault of such party or (ii) such information has been later lawfully acquired from other sources by such party or (iii) this Agreement permits the use or disclosure of such information) to the extent such information was acquired during the period prior to the Effective Time, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such party's auditors, attorneys, consultants and advisors, except to the extent (and only to the extent) that disclosure of such information is required by Law, judicial or administrative process or the rules of any stock exchange upon which such party's securities are listed if, prior to such disclosure, such party has used commercially reasonable efforts to consult with the other affected party or parties.

     SECTION 7.4.    Privileged Matters.  The parties hereto recognize that
                     ------------------
legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of the members of the Ziff-Davis Group, and the members of the Key3Media Group, and that each of the members of the Ziff-Davis Group, and each of the members of the Key3Media Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable Law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

     (a) Ziff-Davis shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Ziff-Davis Business, whether or not the privileged information is in the possession of or under the control of Ziff-Davis or Key3Media. Ziff-Davis shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims listed on Schedule 5.1, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Ziff-Davis, whether or not the privileged information is in the possession of or under the control of Ziff-Davis or Key3Media.

     (b) Key3Media shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Events Business, whether or not the privileged information is in the possession of or under the control of Ziff-Davis or Key3Media. Key3Media shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims listed on Schedule 5.2, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Key3Media, whether or not the privileged information is in the possession of or under the control of Ziff-Davis or Key3Media.

     (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.5, with respect to all privileges not allocated pursuant to the terms of Sections 7.5(a) and (b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve Ziff-Davis and Key3Media in respect of which such parties retain any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

     (d) No party hereto may waive any privilege which could be asserted under any applicable Law, and in which any other party hereto has a shared privilege, without the consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent reasonably required in connection with any litigation with third parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

     (e) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties. To the extent practicable in the circumstances, the party to the litigation shall seek to have such information kept under seal or otherwise kept confidential in such litigation.

     (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

     (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity (to the extent it is available) to review the information and to assert any rights it or they may have under this Section 7.5 or otherwise to prevent the production or disclosure of such privileged information.

     (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of Ziff-Davis and Key3Media, as set forth in Sections 7.4 and 7.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 7.4 and 7.5 hereof, the agreement to provide witnesses and individuals pursuant to Section 2.9, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

     SECTION 7.5. Ownership of Information.  Any information owned by one party
                  ------------------------
or any of its Subsidiaries that is provided to a requesting party pursuant to
Section 7.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

     SECTION 7.6. Retention of Records.  Ziff-Davis shall deliver to
                  --------------------
Key3Media upon Key3Media's request all Records that are specifically identified by Key3Media and known by Ziff-Davis, after reasonable inquiry, to be in its control or possession relating to the Events Business. Except when a longer retention period is otherwise required by Law or agreed to in writing, Ziff-Davis and Key3Media shall retain, for a period of at least six years, all Records relating to the Events Business existing as of the Effective Time. Notwithstanding the foregoing, in lieu of retaining any specific Records, Ziff-Davis or Key3Media may offer in writing to deliver such Records to the other and, if such offer is not accepted within 90 days, the offered Records may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Records proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for delivery of such of the Records as was requested (at the cost of the requesting party).

     SECTION 7.7.    Limitation of Liability; Release.  Effective upon the
                     --------------------------------
Distribution and except as otherwise specifically set forth in this Agreement, each of Ziff-Davis and Key3Media on behalf of itself and each member of the Ziff-Davis Group and the Key3Media Group, respectively, releases and forever discharges the other and its Representatives and Subsidiaries, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party, its Representatives and Subsidiaries or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Distribution; provided, however, that the foregoing general release shall not apply to this Agreement or the transactions contemplated hereby and shall not affect either party's right to enforce this Agreement in accordance with its terms.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1.    Complete Agreement; Construction.  This Agreement,
                     --------------------------------
including the Exhibits and Schedules, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.

     SECTION 8.2.    Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.3.    Survival of Agreements.  Except as otherwise contemplated
                     ----------------------
by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 8.4.    Distribution Expenses.  Except for the bank commitment
                     ---------------------
fees of $6.765 million and the $2.0625 million discount payable to the lenders in connection with the Financings, the listing fees payable to the

NYSE in respect of the Key3Media Common Stock, the fees and disbursements of Mayer, Brown and Platt and as otherwise provided in this Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery, printing and implementation of this Agreement, the Registration Statements and the Distribution and the consummation of the transactions contemplated thereby (collectively, the "Transaction Expenses") shall be charged to and paid by
                    --------------------
Ziff-Davis. The Transaction Expenses shall not include expenses incurred by Key3Media or the Events Subsidiaries relating to the conduct of, or changes to, their businesses. Except as otherwise set forth in this Agreement, each party shall bear its own costs and expenses from and after the Distribution Date. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and written demand therefor is made.

     SECTION 8.5.    Notices.  All notices and other communications hereunder
                     -------
shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received ("Notices"):
                                                     -------

          To Ziff-Davis:

                    Chief Executive Officer
                    Ziff-Davis Inc.
                    28 East 28th Street
                    New York, New York 10016

                    Telephone:  (212) 503-3500
                    Facsimile:   (212) 503-5075

          To Key3Media:

                    Chief Executive Officer
                    Key3Media Group, Inc.
                    5700 Wilshire Boulevard, Suite 325
                    Los Angeles, California 90036

                    Telephone:  (323) 954-3000
                    Facsimile:   (323) 954-3010

     SECTION 8.6.    Waivers.  The failure of any party to require strict
                     -------
performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 8.7.    Amendments.  Subject to the terms of Section 8.10 hereof,
                     ----------
this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION 8.8.     Assignment.  This Agreement shall not be assignable, in
                      ----------
whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld and provided that the assignee shall remain liable for its obligations hereunder, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 8.9.     Successors and Assigns.  The provisions to this Agreement
                      ----------------------
shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION 8.10.    Termination.  This Agreement (including Article V) may
                      -----------

be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Ziff-Davis without the approval of Key3Media. In the event of such termination, no party shall have any liability of any kind to any other party or any other person arising out of this Agreement. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided,
                                                                    --------
however, that Article V shall not be terminated or amended after the
-------
Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION 8.11.    Subsidiaries.  Each of the parties hereto shall cause to
                      ------------
be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     SECTION 8.12.    Third Party Beneficiaries.  Except as provided in
                      -------------------------
Article V relating to Indemnified Parties, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 8.13.    Title and Headings.  Titles and headings to sections
                      ------------------
herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 8.14.    Exhibits and Schedules.  The Exhibits and Schedules shall
                      ----------------------
be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 8.15.    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     SECTION 8.16.    Consent to Jurisdiction.  Without limiting the provisions
                      -----------------------
of Article V hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the state courts of the State of New York, located in The City of New York, and (b) the United States District Court for the Southern District of Manhattan, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of Manhattan or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of the State of New York, located in the City of New York. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section
8.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of the State of New York, located in The City of New York, or (ii) the United States District Court for the Southern District of Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 8.17.    Severability.  In the event any one or more of the
                      ------------
provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                          ZIFF-DAVIS INC.


                                          By__________________________________
                                             Name:
                                             Title:



                                          KEY3MEDIA GROUP, INC.


                                          By__________________________________
                                             Name:
                                             Title:

                                   EXHIBIT A

                              Events Subsidiaries

1.  Key3Media Events, Inc.
2.  Key3Media Events Pty Ltd., an Australian corporation
3.  ZD Events S.A., a Mexican corporation
4.  Key3Media S.A., a French corporation

                                   EXHIBIT B

                         Registration Rights Agreement

                                   EXHIBIT C

                               Lock-Up Agreement

                                  SCHEDULE 5.1

                   Certain Third-Party Claims Arising Out of

                            the Ziff-Davis Business



     In re Ziff-Davis Inc. Securities Litigation, U.S. District Court, Southern District of New York; Master File No. 98 Civ. 7158 (SWK)

     In re Ziff-Davis Inc. Derivative Litigation, Court of Chancery of the State of Delaware for New Castle County, Consolidated C.A. No. 16813NC

                                  SCHEDULE 5.2
                    Certain Third-Party Claims Arising Out of
                               the Events Business



  Joseph W. Ott v. GES Exposition Service, Premier Displays & Exhibits CO, Softbank Comdex, J.R. Lighting, EZC International, Dynapac Rotating Co., Inc. - Filed in District Court, Clark County, NV

  Hope Morreale v. ZD Comdex & Forums - Filed in Massachusetts Commission Against Discrimination

  Feese, Sandra v. ZD Events Inc. - Filed at EEOC San Francisco District Office

  Frederick Baumgartner v. ZD Comdex & Forums, et al

  ZD Events Inc. v. GES Exposition Services, Inc. (U.S. District Court) (Massachusetts) C.A. No. 00 CV 0505-DPW.